UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 23, 2008

Live Nation, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32601	20-3247759
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9348 Civic Center Drive, Beverly Hills, California		90210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	310-867-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 23, 2008, Live Nation Worldwide, Inc., a controlled subsidiary of Live Nation, Inc. ("Live Nation" or the "Company"), sold all of the stock of (i) Live Nation Theatrical Group, Inc., (ii) Live Nation Family Holdings, Inc., (iii) SFX Theatrical Group, Inc. and (iv) TCN Theatre Group, Inc. (collectively the "Theatrical Business") as well as certain debt owed to Live Nation by the Theatrical Business to Key Brand Entertainment Inc. and its lenders for a gross sales price of $90.4 million pursuant to a Stock Purchase Agreement. After fees, expenses, an adjustment to replace the show cash of the Theatrical Business that was previously removed from the operations and utilized by the Company and other adjustments, Live Nation received approximately $61.0 million of net proceeds. The assets of the Theatrical Business include the "Broadway Across America" business, which produces or presents Broadway shows at primarily third-party venues in the United States and Canada, two owned theatrical venues in Toronto, one owned venue and one leased venue in Boston, one managed venue in Baltimore and a 51% interest in three managed venues in Minneapolis.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma consolidated balance sheet of Live Nation, Inc. as of September 30, 2007 and the unaudited pro forma consolidated statements of operations of Live Nation, Inc. for the year ended December 31, 2006 and the nine months ended September 30, 2007 are filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

(d) Exhibits.

The information in the Exhibit Index of this Current Report on Form 8-K is incorporated into this Item 9.01(d) by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Live Nation, Inc.

January 24, 2008	By:	Kathy Willard

Name: Kathy Willard
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Unaudited pro forma consolidated balance sheet as of September 30, 2007 and unaudited pro forma consolidated statements of operations for the year ended December 31, 2006 and the nine months ended September 30, 2007.